Exhibit 99.1

news release

QLT ANNOUNCES THE APPOINTMENT OF CHRISTOPHER MULLER AS

CHIEF COMMERCIAL OFFICER

For Immediate Release	April 16, 2012

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that Christopher Muller has joined the Company as Chief Commercial Officer of QLT Ophthalmics, Inc., QLT’s U.S. commercial operations subsidiary, reporting to Bob Butchofsky, President and Chief Executive Officer, effective April 16, 2012.

Mr. Muller will be overseeing QLT’s global marketing and sales (including Visudyne® sales in the U.S.), the Company’s commercial strategy and the development of global launch plans for products in QLT’s product pipeline.

“Chris has more than 20 years of experience in the pharmaceutical industry with his primary focus on ophthalmology,” said Bob Butchofsky, President and CEO of QLT Inc. “I am very excited he has chosen to join QLT and we look forward to his strong contribution to the strategic and operating management of the company. Chris brings with him an extensive background and success in global ocular marketing, product launches and strategic partnering.”

Most recently, Mr. Muller was Head of Corporate Strategy and Key Opinion Leaders at Abbott Medical Optics Inc., a wholly-owned subsidiary of Abbott Laboratories, where he was responsible for strategy globally and across all ocular business divisions. Prior to that position, Mr. Muller held the position of Vice President of Global Refractive Marketing, Global Corneal Marketing, and Global Medical Marketing at Abbott Medical Optics Inc. Prior to the acquisition of Advanced Medical Optics by Abbott Laboratories, Mr. Muller held the positions of Vice President Worldwide Marketing for Eye Care/Medical Marketing and Vice President Global Medical Marketing at Advanced Medical Optics Inc. Before joining Advanced Medical Optics Inc. in 2005, Mr. Muller spent over 15 years at Allergan, Inc., where he held a series of positions of increasing responsibility in sales, sales management, medical marketing, project management, and product management, including most recently as Vice President and Director of Worldwide Medical Marketing.

Mr. Muller holds a Master of Business Administration from Whittier College/Pepperdine University and a B.A. in Biology from Whittier College.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases, developing our proprietary punctal plug delivery system, as well as U.S. marketing of the commercial product Visudyne® for the treatment of wet age-related macular degeneration.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor Relations

David Climie

office: 604.707.7573

dclimie@qltinc.com

Media Relations

Karen Peterson

office: 604.707.7000 or 1.800.663.5486

kpeterson@qltinc.com

The Trout Group Contacts:

Christine Yang

office: 646.378.2929

cyang@troutgroup.com

Tricia Swanson

office: 646.378.2953

tswanson@troutgroup.com

Visudyne® is a registered trademark of Novartis AG

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to statements which contain language such as: “assuming,” “prospects,” “potential,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.